Exhibit 99

TI reports 4Q16 and 2016 financial results and shareholder returns

Conference call on TI website at 4:30 p.m. Central time today

www.ti.com/ir

DALLAS (Jan. 24, 2017) – Texas Instruments Incorporated (TI) (NASDAQ: TXN) today reported fourth-quarter revenue of $3.41 billion, net income of $1.05 billion and earnings per share of $1.02. Earnings per share include a 14-cent benefit for items that were not in the company’s original guidance for the quarter.

Regarding the company’s performance and returns to shareholders, Rich Templeton, TI’s chairman, president and CEO, made the following comments:

•

“Revenue increased 7 percent from the same quarter a year ago, as demand for our products remained strong in the automotive market. The improvement we saw in the third quarter for the industrial market continued. Demand in the personal electronics market was down slightly from a year ago.

•	“In our core businesses, Analog revenue grew 10 percent and Embedded Processing grew 6 percent from the same quarter a year ago. Operating margin increased in both businesses.
•

“Gross margin of 62.5 percent in the fourth quarter reflected the quality of our product portfolio, as well as the efficiency of our manufacturing strategy, including the benefit of 300-millimeter Analog production.

•

“Our cash flow from operations of $4.6 billion for the year again underscored the strength of our business model. Free cash flow for the year was up 6 percent from a year ago to $4.1 billion, and represents 30.5 percent of revenue, up from 29.6 percent a year ago.

•

“We have returned $3.8 billion to owners in 2016 through stock repurchases and dividends, consistent with our strategy to return all of our free cash flow plus proceeds from exercises of equity compensation minus net debt retirement. Over the last 12 months, our dividends represented 40 percent of free cash flow, underscoring their sustainability.

•

“Our balance sheet remains strong with $3.5 billion of cash and short-term investments at the end of the quarter, about 80 percent of which was owned by the company’s U.S. entities. Inventory ended the quarter at 126 days.

•

“TI’s first-quarter outlook is for revenue in the range of $3.17 billion to $3.43 billion and earnings per share between 78 and 88 cents, which includes a 4-cent estimated tax benefit related to the new accounting standard for stock compensation. For 2017, TI’s annual effective tax rate is expected to be about 30 percent.”

As noted in the first paragraph above, earnings per share for fourth-quarter 2016 include a 14-cent benefit for items not in the company’s prior outlook: a 14-cent benefit for several intellectual property agreements, a 1-cent tax benefit related to the adoption of an accounting standard for stock compensation and a 1-cent restructuring charge.

Also today, TI said Brian Crutcher has been promoted to chief operating officer. Crutcher, 44, is a 21-year veteran of the company and has been executive vice president responsible for all business and sales operations, as well as for Kilby Labs and information technology. As COO, he adds oversight of TI’s global technology and manufacturing operations to his current duties.

Free cash flow is a non-GAAP financial measure. Free cash flow is cash flow from operations less capital expenditures.

Earnings summary

Amounts are in millions of dollars, except per-share amounts.

	4Q16	4Q15	Change
Revenue	$3,414	$3,189	7%
Operating profit	$1,319	$1,142	15%
Net income	$1,047	$836	25%
Earnings per share	$1.02	$0.80	28%

Cash generation

Amounts are in millions of dollars.

		Trailing 12 Months
	4Q16	4Q16	4Q15	Change
Cash flow from operations	$1,387	$4,614	$4,397	5%
Capital expenditures	$110	$531	$551	-4%
Free cash flow	$1,277	$4,083	$3,846	6%
Free cash flow % of revenue		30.5%	29.6%

Capital expenditures for the past 12 months were 4 percent of revenue, consistent with TI’s long-term expectations.

Cash return

Amounts are in millions of dollars.

		Trailing 12 Months
	4Q16	4Q16	4Q15	Change
Dividends paid	$499	$1,646	$1,444	14%
Stock repurchases	$475	$2,132	$2,741	-22%
Total cash returned	$974	$3,778	$4,185	-10%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income

(Millions of dollars, except share and per-share amounts)

	For Three Months Ended		For Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue	$3,414	$3,189	$13,370	$13,000
Cost of revenue (COR)	1,281	1,323	5,130	5,440
Gross profit	2,133	1,866	8,240	7,560
Research and development (R&D)	343	306	1,370	1,280
Selling, general and administrative (SG&A)	411	405	1,767	1,748
Acquisition charges	80	81	319	329
Restructuring charges/other	(20)	(68)	(15)	(71)
Operating profit	1,319	1,142	4,799	4,274
Other income (expense), net (OI&E)	197	19	211	32
Interest and debt expense	19	22	80	90
Income before income taxes	1,497	1,139	4,930	4,216
Provision for income taxes	450	303	1,335	1,230
Net income	$1,047	$836	$3,595	$2,986

Diluted earnings per common share	$1.02	$.80	$3.48	$2.82

Average diluted shares outstanding (millions)	1,018	1,027	1,021	1,043

Cash dividends declared per common share	$.50	$.38	$1.64	$1.40

As a result of accounting rule ASC 260, which requires a portion of Net income to be allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents, diluted EPS is calculated using the following:

Net income	$1,047	$836	$3,595	$2,986
Income allocated to RSUs	(13)	(12)	(44)	(42)
Income allocated to common stock for diluted EPS	$1,034	$824	$3,551	$2,944

With the fourth-quarter 2016 adoption of ASU 2016-09 related to stock compensation, we were required to apply the new standard as of the beginning of 2016. As a result, the sum of the previously reported quarters and the fourth quarter of 2016 does not equal the full year 2016 amounts above. Recast amounts can be found in the Supplementary financial information section of this release.

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets

(Millions of dollars, except share amounts)

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$1,154	$1,000
Short-term investments	2,336	2,218
Accounts receivable, net of allowances of ($17) and ($7)	1,267	1,165
Raw materials	102	109
Work in process	954	846
Finished goods	734	736
Inventories	1,790	1,691
Prepaid expenses and other current assets	910	1,000
Total current assets	7,457	7,074
Property, plant and equipment at cost	4,923	5,465
Accumulated depreciation	(2,411)	(2,869)
Property, plant and equipment, net	2,512	2,596
Long-term investments	235	221
Goodwill, net	4,362	4,362
Acquisition-related intangibles, net	1,264	1,583
Deferred income taxes	374	201
Capitalized software licenses, net	52	46
Overfunded retirement plans	96	85
Other assets	79	62
Total assets	$16,431	$16,230

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$631	$1,000
Accounts payable	396	386
Accrued compensation	710	664
Income taxes payable	83	95
Accrued expenses and other liabilities	444	410
Total current liabilities	2,264	2,555
Long-term debt	2,978	3,120
Underfunded retirement plans	129	196
Deferred income taxes	33	37
Deferred credits and other liabilities	554	376
Total liabilities	5,958	6,284
Stockholders’ equity:
Preferred stock, $25 par value. Authorized – 10,000,000 shares
Participating cumulative preferred – None issued	—	—
Common stock, $1 par value. Authorized – 2,400,000,000 shares
Shares issued – 1,740,815,939	1,741	1,741
Paid-in capital	1,674	1,629
Retained earnings	33,107	31,176
Treasury common stock at cost
Shares: 2016 – 744,831,978; 2015 – 729,547,527	(25,523)	(24,068)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(526)	(532)
Total stockholders’ equity	10,473	9,946
Total liabilities and stockholders’ equity	$16,431	$16,230

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Millions of dollars)

	For Three Months Ended		For Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flows from operating activities
Net income	$1,047	$836	$3,595	$2,986
Adjustments to Net income:
Depreciation	139	172	605	766
Amortization of acquisition-related intangibles	80	79	319	319
Amortization of capitalized software	8	10	31	48
Stock-based compensation	48	58	252	286
Gains on sales of assets	(40)	(82)	(40)	(85)
Deferred income taxes	(42)	51	(202)	(55)
Increase (decrease) from changes in:
Accounts receivable	166	318	(108)	77
Inventories	18	80	(99)	93
Prepaid expenses and other current assets	(211)	5	(81)	94
Accounts payable and accrued expenses	59	3	72	(142)
Accrued compensation	62	44	36	7
Income taxes payable	180	(10)	333	11
Changes in funded status of retirement plans	(129)	(88)	(73)	(23)
Other	2	(30)	(26)	15
Cash flows from operating activities	1,387	1,446	4,614	4,397

Cash flows from investing activities
Capital expenditures	(110)	(164)	(531)	(551)
Proceeds from asset sales	—	100	—	110
Purchases of short-term investments	(1,332)	(1,054)	(3,503)	(2,767)
Proceeds from short-term investments	765	437	3,390	2,892
Other	(8)	6	(6)	14
Cash flows from investing activities	(685)	(675)	(650)	(302)

Cash flows from financing activities
Proceeds from issuance of debt	—	—	499	498
Repayment of debt	—	—	(1,000)	(1,000)
Dividends paid	(499)	(386)	(1,646)	(1,444)
Stock repurchases	(475)	(627)	(2,132)	(2,741)
Proceeds from common stock transactions	57	109	472	396
Other	—	—	(3)	(3)
Cash flows from financing activities	(917)	(904)	(3,810)	(4,294)

Net change in Cash and cash equivalents	(215)	(133)	154	(199)
Cash and cash equivalents at beginning of period	1,369	1,133	1,000	1,199
Cash and cash equivalents at end of period	$1,154	$1,000	$1,154	$1,000

Certain amounts in the prior periods have been recast to conform to the current presentation. See Supplemental financial information section of this release.

Quarterly segment results

Amounts are in millions of dollars.

	4Q16	4Q15	Change
Analog:
Revenue	$2,290	$2,073	10%
Operating profit	$981	$787	25%
Embedded Processing:
Revenue	$744	$700	6%
Operating profit	$210	$164	28%
Other:
Revenue	$380	$416	-9%
Operating profit*	$128	$191	-33%

* Includes Acquisition charges and Restructuring charges/other.

Compared with the year-ago quarter:

Analog:  (includes High Volume Analog & Logic, Power Management, High Performance Analog and Silicon Valley Analog)

•	Revenue increased due to Power Management, High Performance Analog and Silicon Valley Analog. High Volume Analog & Logic was about even.
•	Operating profit increased primarily due to higher revenue and associated gross profit.

Embedded Processing:  (includes Processors, Microcontrollers and Connectivity)

•	Revenue increased due to Processors and Microcontrollers. Connectivity also grew.
•	Operating profit increased due to higher gross profit.

Other:  (includes DLP® products, calculators, custom ASIC products and royalties)

•	Revenue declined due to royalties and custom ASIC products. DLP products and calculators were about even.
•	Operating profit decreased due to gains on sales of assets in the year-ago quarter.

Annual segment results

Amounts are in millions of dollars.

	2016	2015	Change
Analog:
Revenue	$8,536	$8,339	2%
Operating profit	$3,380	$3,048	11%
Embedded Processing:
Revenue	$3,023	$2,787	8%
Operating profit	$801	$596	34%
Other:
Revenue	$1,811	$1,874	-3%
Operating profit*	$618	$630	-2%

* Includes Acquisition charges and Restructuring charges/other.

Compared with the prior year:

Analog:

•	Revenue increased due to Silicon Valley Analog and High Performance Analog. Power Management also grew, while High Volume Analog & Logic declined.
•	Operating profit increased due to higher gross profit, which benefited from lower manufacturing costs.

Embedded Processing:

•	Revenue increased due to growth in all three product lines, led by Processors.
•	Operating profit increased primarily due to higher revenue and associated gross profit.

Other:

•	Revenue declined due to royalties, custom ASIC products and calculators. This was partially offset by growth in DLP products.
•	Operating profit decreased $12 million.

Non-GAAP financial information

This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting Capital expenditures from the most directly comparable GAAP measure, Cash flows from operating activities (also referred to as cash flow from operations).

The company believes that free cash flow and the associated ratios provide insight into its liquidity, its cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into its financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.

Reconciliation to the most directly comparable GAAP measures is provided in the table below.

Amounts are in millions of dollars.

	For Years Ended
	December 31,
	2016	2015	Change
Cash flow from operations (GAAP)	$4,614	$4,397	5%
Capital expenditures	(531)	(551)
Free cash flow (non-GAAP)	$4,083	$3,846	6%

Revenue	$13,370	$13,000

Cash flow from operations as a percent of revenue (GAAP)	34.5%	33.8%
Free cash flow as a percent of revenue (non-GAAP)	30.5%	29.6%

Supplemental financial information

With the fourth-quarter 2016 adoption of ASU 2016-09 related to stock compensation, we were required to apply the new standard only as of the beginning of 2016 for the Consolidated Statements of Income and on a full retrospective basis for all periods in the Consolidated Statements of Cash Flows. The recast amounts can be found in the chart below.

	4Q16 (a)	3Q16		2Q16		1Q16
	Reported	Reported	Recast	Reported	Recast	Reported	Recast
Income statement data:
Provision for income taxes	$450	$413	$363	$323	$283	$282	$239
Net income	1,047	968	1,018	779	819	668	711

Average diluted shares outstanding, in millions	1,018	1,017	1,023	1,016	1,020	1,018	1,022
Basic EPS	$1.04	$0.95	$1.00	$0.77	$0.81	$0.65	$0.70
Diluted EPS	$1.02	$0.94	$0.98	$0.76	$0.79	$0.65	$0.69

Cash flow data:
Cash flows from operating activities (GAAP)	1,387	1,413	1,465	1,069	1,109	547	653
Capital expenditures	(110)	(139)	(139)	(158)	(158)	(124)	(124)
Free cash flow (non-GAAP) (c)	1,277	1,274	1,326	911	951	423	529

Cash flows from financing activities	(917)	(676)	(728)	(1,180)	(1,220)	(839)	(945)

	2016 (b)	2015
	Total	Reported	Recast
Income statement data:
Provision for income taxes	$1,335	$1,230	*
Net income	3,595	2,986	*

Average diluted shares outstanding, in millions	1,021	1,043	*
Basic EPS	$3.54	$2.86	*
Diluted EPS	$3.48	$2.82	*

Cash flow data:
Cash flows from operating activities (GAAP)	4,614	4,268	4,397
Capital expenditures	(531)	(551)	(551)
Free cash flow (non-GAAP) (c)	4,083	3,717	3,846

Cash flows from financing activities	(3,810)	(4,165)	(4,294)

(a) 4Q16 amounts reflect adoption of ASU 2016-09.

(b) 2016 total is the sum of recast 1Q16, 2Q16 and 3Q16, and reported 4Q16.

(c) Free cash flow is Cash flow from operating activities less Capital expenditures.

* Accounting standard ASU 2016-09 allowed only prospective adoption for the income statement, therefore the prior annual periods were not recast.

# # #

Notice regarding forward-looking statements

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

•	Market demand for semiconductors, particularly in TI’s end markets;
•	TI’s ability to compete in products and prices in an intensely competitive industry;
•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;
•	Customer demand that differs from forecasts and the financial impact of inadequate or excess TI inventory that results from demand that differs from projections;
•

TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
•

Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation, communications and information technology networks and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather, geological events or health epidemics in the locations in which TI, its customers or its suppliers operate;
•	Breaches of TI’s information technology systems or those of its customers or suppliers;
•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services;
•

TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties, expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;

•

Compliance with or changes in the complex laws, rules and regulations to which TI is or may become subject, or actions of enforcement authorities, that restrict TI’s ability to manufacture its products or operate its business, or subject us to fines, penalties, or other legal liability;

•

Product liability or warranty claims, claims based on epidemic or delivery failure, or other claims relating to TI products, manufacturing, services, design or communications, or recalls by TI customers for a product containing a TI part;

•

Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits and the ability to realize deferred tax assets;

•	Financial difficulties of distributors or their promotion of competing product lines to TI’s detriment;
•	A loss suffered by a customer or distributor of TI with respect to TI-consigned inventory;
•

Instability in the global credit and financial markets that affects TI’s ability to fund its daily operations, invest in the business, make strategic acquisitions, or make principal and interest payments on its debt;

•	Increases in health care and pension benefit costs;
•	TI’s ability to recruit and retain skilled personnel;
•

TI’s ability to successfully integrate and realize opportunities for growth from acquisitions, and its ability to realize its expectations regarding the amount and timing of restructuring charges and associated cost savings; and

•	Impairments of TI’s non-financial assets.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI’s most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Texas Instruments

Texas Instruments Incorporated (TI) is a global semiconductor design and manufacturing company that develops analog ICs and embedded processors. By employing the world’s brightest minds, TI creates innovations that shape the future of technology. TI is helping more than 100,000 customers transform the future, today. Learn more at www.ti.com.

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